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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Registration Statement of El Paso Energy Corporation (the "Company") on Amendment No. 1 to Form S-4 (File No. 333-75781) of our report dated March 9, 1999, on our audits of the consolidated financial statements and the financial statement schedule of the Company as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in this Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Houston, Texas

April 8, 1999